FOR IMMEDIATE RELEASE
DATE: July 22, 2021
HERITAGE FINANCIAL ANNOUNCES SECOND QUARTER 2021 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•Net income was $32.7 million, or $0.90 per diluted share, for the quarter ended June 30, 2021, compared to $25.3 million, or $0.70 per diluted share, for the linked-quarter ended March 31, 2021 and a net loss of $6.1 million, or $(0.17) per diluted share, for the quarter ended June 30, 2020.
•Reversal of provision for credit losses was $14.0 million for the quarter ended June 30, 2021 compared to $7.2 million for the linked-quarter ended March 31, 2021 and a provision for credit loss of $28.6 million for the quarter ended June 30, 2020.
•The ratio of nonperforming assets to total assets decreased to 0.50% at June 30, 2021 compared to 0.75% at March 31, 2021 and 0.88% at December 31, 2020.
•Noninterest expense to average total assets, annualized, was 2.06% for the quarter ended June 30, 2021 compared to 2.22% for the linked-quarter ended March 31, 2021 and 2.36% for the quarter ended June 30, 2020.
•Capital remains strong with a Tier 1 leverage ratio of 9.1% and a total risk-based capital ratio of 15.1% at June 30, 2021.
•Declared a regular cash dividend of $0.20 per common share on July 21, 2021.
•Noninterest demand deposits represented 37.2% of total deposits at June 30, 2021 compared to 36.6% at March 31, 2021 and 35.4% at December 31, 2020.
•Heritage announces plan to close and consolidate four branches on October 29, 2021, bringing the total branch count to 49, a reduction of 21% from 62 branches at September 30, 2020.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank ("Bank"), today reported that the Company had net income of $32.7 million for the quarter ended June 30, 2021 compared to $25.3 million for the linked-quarter ended March 31, 2021 and a net loss of $6.1 million for the quarter ended June 30, 2020. Diluted earnings per share for the quarter ended June 30, 2021 were $0.90 compared to $0.70 for the linked-quarter ended March 31, 2021 and a loss per share of $0.17 for the quarter ended June 30, 2020.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage, commented, "We are appreciative the Governors of Washington and Oregon, where our branches are located, allowed us to open up the region at the end of June. Most of our remote employees will return to the office over the summer and substantially all of our employees will have settled into their go-forward working environment by Labor Day.
We are also very pleased with our financial performance this quarter. We continue to effectively manage risk while reducing the expense base and deploying digital solutions to create efficiencies and enhance the customer experience.
Further, we are gratified with the success of our ongoing efforts to have a positive impact on housing in our local communities. Recently, we were selected by Mercy Housing Northwest to provide $14 million of construction financing and a $16 million equity investment in a new affordable housing development. The project located in Bellingham, Washington consists of 77 units of family housing as well as an Early Learning Center and will be known as Barkley Family Housing.”

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of Period End or for the Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020

	(Dollars in thousands, except per share amounts)
Net income (loss)	$32,702	$25,344	$(6,139)
Pre-tax, pre-provision income (1)	$26,166	$23,247	$21,488
Diluted earnings per share	$0.90	$0.70	$(0.17)
Return on average assets (2)	1.85%	1.51%	(0.39)%
Pre-tax, pre-provision return on average assets (1) (2)	1.48%	1.39%	1.37%
Return on average common equity (2)	15.69%	12.43%	(3.06)%
Return on average tangible common equity (1) (2)	22.94%	18.37%	(3.96)%
Net interest margin (2)	3.44%	3.51%	3.64%
Cost of total deposits (2)	0.10%	0.12%	0.26%
Efficiency ratio	58.18%	61.57%	63.31%
Noninterest expense to average total assets (2)	2.06%	2.22%	2.36%
Total assets	$7,105,672	$7,028,392	$6,562,359
Loans receivable, net	$4,155,968	$4,531,644	$4,594,832
Total deposits	$6,061,706	$6,019,698	$5,567,733
Loan to deposit ratio (3)	69.4%	76.3%	83.8%
Book value per share	$23.77	$22.99	$22.10
Tangible book value per share (1)	$16.76	$15.95	$14.98
    (1) See Non-GAAP Financial Measures section herein.
    (2) Annualized.
    (3) Loans receivable divided by deposits.

SBA PPP Loans
The Company has supported its community and customers during the COVID-19 pandemic through its participation in the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”). The Company has identified its PPP loans separately in two tranches based on the date of origination with the first tranche comprised of the SBA PPP loans originated in accordance with the Coronavirus Aid, Relief, and Economic Security Act enacted on March 27, 2020 ("CARES Act"), as amended ("PPP1"), and the second tranche comprised of PPP loans originated under the SBA's PPP in accordance with the Consolidated Appropriations Act of 2021 ("CA Act") enacted on December 27, 2020, as amended ("PPP2"). PPP1 and PPP2 ended on August 8, 2020 and May 31, 2021, respectively.
The following are key statistics of the Company's PPP loan activity for both tranches since inception:

	As of June 30, 2021
	PPP1	PPP2	Total PPP

	(Dollars in thousands)
Total number of funded loans	4,642	2,542	7,184
Total amount funded	$897,353	$380,014	$1,277,367
Average funded loan size	$193	$149	$178
Total net fees deferred at funding	$28,805	$16,041	$44,846

The following table summarizes the activity for both tranches of the SBA's PPP as of and for the period indicated:

	As of or for the Three Months Ended
	June 30, 2021
	PPP1	PPP2	Total PPP

	(In thousands)
Net deferred fees recognized during the period	$6,353	$1,674	$8,027
Net deferred fees unrecognized as of period end	2,555	13,810	16,365
Principal payments received during the period, including forgiveness payments from the SBA	357,257	18,392	375,649
Amortized cost as of period end	196,437	347,813	544,250

Balance Sheet
Investment securities available for sale increased $156.0 million, or 17.5%, to $1.05 billion at June 30, 2021 from $893.6 million at March 31, 2021 primarily as a result of purchases to deploy excess cash and cash equivalents into higher yielding assets.
Loans receivable decreased compared to March 31, 2021 due primarily to a decrease in SBA PPP loans as a result of forgiveness payments received from the SBA. The following table summarizes the Company's loans receivable, net at the dates indicated:

	June 30, 2021		March 31, 2021		Change
	Balance	% of Total	Balance	% of Total	Amount	%

	(Dollars in thousands)
Commercial business:
Commercial and industrial	$651,915	15.5%	$693,539	15.1%	$(41,624)	(6.0)%
SBA PPP	544,250	12.9	886,761	19.3	(342,511)	(38.6)
Owner-occupied CRE	865,662	20.6	881,168	19.2	(15,506)	(1.8)
Non-owner occupied CRE	1,425,238	33.8	1,427,953	31.1	(2,715)	(0.2)
Total commercial business	3,487,065	82.8	3,889,421	84.7	(402,356)	(10.3)
Residential real estate	120,148	2.9	114,856	2.5	5,292	4.6
Real estate construction and land development:
Residential	88,601	2.1	79,878	1.7	8,723	10.9
Commercial and multifamily	239,979	5.7	217,815	4.7	22,164	10.2
Total real estate construction and land development	328,580	7.8	297,693	6.4	30,887	10.4
Consumer	271,737	6.5	293,899	6.4	(22,162)	(7.5)
Loans receivable	4,207,530	100.0%	4,595,869	100.0%	(388,339)	(8.4)
Allowance for credit losses on loans	(51,562)		(64,225)		12,663	19.7
Loans receivable, net	$4,155,968		$4,531,644		$(375,676)	(8.3)%

Total deposits increased slightly from March 31, 2021 with growth concentrated in noninterest demand deposits. The following table summarizes the Company's total deposits at the dates indicated:

	June 30, 2021		March 31, 2021		Change
	Balance	% of Total	Balance	% of Total	Amount	%

	(Dollars in thousands)
Noninterest demand deposits	$2,256,341	37.2%	$2,205,562	36.6%	$50,779	2.3%
Interest bearing demand deposits	1,807,033	29.8	1,796,949	29.9	10,084	0.6
Money market accounts	1,030,164	17.0	1,046,202	17.4	(16,038)	(1.5)
Savings accounts	593,269	9.8	584,582	9.7	8,687	1.5
Total non-maturity deposits	5,686,807	93.8	5,633,295	93.6	53,512	0.9
Certificates of deposit	374,899	6.2	386,403	6.4	(11,504)	(3.0)
Total deposits	$6,061,706	100.0%	$6,019,698	100.0%	$42,008	0.7%
The Company and Heritage Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized”. The following table summarizes capital ratios for the Company at the dates indicated:

	June 30, 2021	March 31, 2021	Change
Capital Ratios:
Stockholders' equity to total assets	12.0%	11.8%	0.2%
Tangible common equity to tangible assets (1)	8.8	8.5	0.3
Common equity Tier 1 capital to risk-weighted assets (2)	13.6	12.8	0.8
Tier 1 leverage capital to average quarterly assets (2)	9.1	9.1	—
Tier 1 capital to risk-weighted assets (2)	14.0	13.2	0.8
Total capital to risk-weighted assets (2)	15.1	14.5	0.6
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The allowance for credit losses ("ACL") on loans decreased $12.7 million to $51.6 million at June 30, 2021 due primarily to a reversal of provision for credit losses on loans of $12.8 million during the quarter following continued improvements in the economic forecast as compared to the forecast for the linked-quarter ended March 31, 2021. The reversal of provision for credit losses on unfunded commitments of $1.2 million was also due primarily to the improvements in the economic forecast.
The following table provides detail on the changes in the ACL on loans and the ACL on unfunded commitments ("Unfunded") and the related (reversal of) provision for credit losses for the periods indicated:

	As of Period End or for the Three Months Ended			As of Period End or for the Three Months Ended			As of Period End or for the Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total

	(Dollars in thousands)
Balance, beginning of period	$64,225	$3,617	$67,842	$70,185	$4,681	$74,866	$47,540	$1,990	$49,530
(Reversal of) provision for credit losses	(12,821)	(1,166)	(13,987)	(6,135)	(1,064)	(7,199)	25,941	2,622	28,563
Net recoveries (charge-offs)	158	—	158	175	—	175	(1,980)	—	(1,980)
Balance, end of period	$51,562	$2,451	$54,013	$64,225	$3,617	$67,842	$71,501	$4,612	$76,113

Credit Quality
Nonperforming assets decreased to 0.50% of total assets at June 30, 2021 compared to 0.75% of total assets at March 31, 2021 due primarily to a decrease in nonaccrual loans of $17.5 million during the quarter ended June 30, 2021. Nonperforming assets at both June 30, 2021 and March 31, 2021 consisted only of nonaccrual loans. Changes in nonaccrual loans during the periods indicated were as follows:

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020

	(In thousands)
Balance, beginning of period	$52,868	$58,092	$34,163
Additions to nonaccrual loan classification	401	468	993
Net principal payments and transfers to accruing status	(2,093)	(3,119)	(891)
Payoffs	(15,835)	(2,571)	(608)
Charge-offs	—	(2)	(29)
Balance, end of period	$35,341	$52,868	$33,628
The decrease in nonaccrual loans was due primarily to payoffs, including a payoff of an agricultural business relationship of $10.7 million which was initially classified as nonaccrual during the three months ended September 30, 2019. The Company also recovered $1.5 million of interest and fees on loans related to this payoff.

Net Interest Income and Net Interest Margin
Net interest income increased $2.0 million, or 3.9%, for the quarter ended June 30, 2021 compared to the linked-quarter ended March 31, 2021 due primarily to an increase in the loan yield. Loan yield benefited from the impact of SBA PPP loan forgiveness, which prompted the recognition of the remaining net deferred fees outstanding for the underlying forgiven SBA PPP loans, and recoveries of $2.0 million of interest and fees on loans classified as nonaccrual, including $1.5 million related to the full payoff of the agricultural business relationship discussed above.
Net interest income increased $4.0 million, or 7.9%, compared to the quarter ended June 30, 2020 due primarily to the increases in loan yield discussed above and secondarily due to the Bank decreasing deposit rates following decreases in short-term market interest rates.
Net interest margin decreased to 3.44% for the quarter ended June 30, 2021 as compared to 3.51% for the linked-quarter ended March 31, 2021 due primarily to a change in the mix of total interest earning assets, including an increase in the balance of average interest earning deposits yielding 11 basis points, and the impact to yields in a persistent, low-rate environment, offset partially by the benefit to loan yield from SBA PPP loan forgiveness and recoveries of interest and fees on loans classified as nonaccrual discussed above.
Net interest margin decreased from 3.64% for the same period in 2020 due primarily to the change in the mix of total interest earning assets, including a significant increase in average interest earning deposits to 15.2% of total earning assets at June 30, 2021 compared to 3.3% at June 30, 2020, and decreases in yields on interest earning assets over the past year following decreases in short-term market rates during the quarter ended March 31, 2020. The decrease in net interest margin was offset partially by a decrease in the cost of total interest bearing deposits reflecting the decreases in short-term market rates.
The following table presents the loan yield and the impacts of SBA PPP loans and the incremental accretion on purchased loans on this financial measure for the periods presented below:

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Non-GAAP Measure:(1)
Loan yield (GAAP)	4.62%	4.47%	4.38%
Exclude impact from SBA PPP loans	(0.12)	0.01	0.24
Exclude impact from incremental accretion on purchased loans(2)	(0.05)	(0.12)	(0.06)
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans (non-GAAP)	4.45%	4.36%	4.56%
(1) See Non-GAAP Financial Measures section.
(2) Represents the amount of interest income recorded on purchased loans in excess of the contractual stated interest rate in the individual loan notes due to incremental accretion of purchased discount or premium. Purchased discount or premium is the difference between the contractual loan balance and the fair value of acquired loans at the acquisition date, or as modified by the adoption of Accounting Standards Update ("ASU") 2016-13. The purchased discount is accreted into income over the remaining life of the loan. The impact of incremental accretion on loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.
The impact to loan yield from recoveries of interest and fees on loans classified as nonaccrual was 18 and five basis points during the three months ended June 30, 2021 and March 31, 2021, respectively.

Noninterest Income
The following table presents the key components of noninterest income and the change for the periods indicated:

	Three Months Ended			Linked-quarter Change		Prior Year Quarter Change
	June 30, 2021	March 31, 2021	June 30, 2020	Change	% Change	Change	% Change

	(Dollar amounts in thousands)
Service charges and other fees	$4,422	$4,000	$3,600	$422	10.6%	$822	22.8%
Gain on sale of investment securities, net	—	29	409	(29)	(100.0)	(409)	(100.0)
Gain on sale of loans, net	1,003	1,370	1,135	(367)	(26.8)	(132)	(11.6)
Interest rate swap fees	209	152	769	57	37.5	(560)	(72.8)
Bank owned life insurance income	717	656	645	61	9.3	72	11.2
Other income	1,946	2,044	1,690	(98)	(4.8)	256	15.1
Total noninterest income	$8,297	$8,251	$8,248	$46	0.6%	$49	0.6%
Noninterest income increased from the linked-quarter ended March 31, 2021 due primarily to an increase in service charges and other fees due mostly to higher interchange income and increased deposit fee income, offset partially by a decrease in gain on sale of loans due primarily to lower sales volume.
Noninterest income increased from the same period in 2020 due primarily to an increase in service charges and other fees also due mostly to higher interchange income and increased deposit fee income, offset partially by fewer executions of interest rate swap contracts and a reduced gain on sale of investment securities due to fewer sales.

Noninterest Expense
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Three Months Ended			Linked-quarter Change		Prior Year Quarter Change
	June 30, 2021	March 31, 2021	June 30, 2020	Change	% Change	Change	% Change

	(Dollar amounts in thousands)
Compensation and employee benefits	$22,088	$22,461	$21,927	$(373)	(1.7)%	$161	0.7%
Occupancy and equipment	4,091	4,454	4,335	(363)	(8.1)	(244)	(5.6)
Data processing	3,998	3,812	3,517	186	4.9	481	13.7
Marketing	892	669	696	223	33.3	196	28.2
Professional services	1,102	1,331	2,169	(229)	(17.2)	(1,067)	(49.2)
State/municipal business and use tax	991	972	905	19	2.0	86	9.5
Federal deposit insurance premium	339	589	238	(250)	(42.4)	101	42.4
Other real estate owned, net	—	—	(170)	—	—	170	100.0
Amortization of intangible assets	797	797	903	—	—	(106)	(11.7)
Other expense	2,098	2,157	2,553	(59)	(2.7)	(455)	(17.8)
Total noninterest expense	$36,396	$37,242	$37,073	$(846)	(2.3)%	$(677)	(1.8)%
Noninterest expense decreased from the linked-quarter ended March 31, 2021 due to a decrease in occupancy and equipment expense primarily as a result of branch closings during the quarter ended March 31, 2021; lower federal deposit insurance premium expense as a result of a decrease in the quarterly assessment rate; and a decrease in professional services expense which was elevated during the linked-quarter ended March 31, 2021 due to our participation in SBA PPP2.
Noninterest expense decreased compared to the quarter ended June 30, 2020 due primarily to a decrease in professional services expense due to costs incurred during the quarter ended June 30, 2020 related to the launch of the new mobile and online commercial banking platform, "Heritage Direct". The decrease in noninterest expense was offset partially by an increase in data processing as the Bank continues to invest in technology.

Income Tax Expense
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Three Months Ended			Linked-quarter Change		Prior Year Quarter Change
	June 30, 2021	March 31, 2021	June 30, 2020	Change	% Change	Change	% Change

	(Dollar amounts in thousands)
Income (loss) before income taxes	$40,153	$30,446	$(7,075)	$9,707	31.9%	$47,228	667.5%
Income tax expense (benefit)	$7,451	$5,102	$(936)	$2,349	46.0%	$8,387	896.0%
Effective income tax rate	18.6%	16.8%	(13.2)%	1.8%	10.7%	31.8%	240.9%

Income tax expense and the effective income tax rate both increased for the quarter ended June 30, 2021 compared to the linked-quarter ended March 31, 2021 due primarily to an increase in estimated annual pre-tax income for the year ended December 31, 2021, which decreased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance, and low-income housing tax credits.
Income tax expense (benefit) and the effective income tax rate both increased from the quarter ended June 30, 2020 due primarily to income before income taxes recognized during the quarter ended June 30, 2021 compared to a loss before income taxes recognized for the quarter ended June 30, 2020.

Dividend
On July 21, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share. The dividend is payable on August 18, 2021 to shareholders of record as of the close of business on August 4, 2021.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on July 22, 2021 at 11:00 a.m. Pacific time. To access the call, please dial (844) 291-6362 -- access code 1137604 a few minutes prior to 11:00 a.m. Pacific time. The call will be available for replay through August 5, 2021 by dialing (866) 207-1041 -- access code 4937664.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network of 53 banking offices in Washington and Oregon. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Other factors that could cause or contribute to such differences include, but are not limited to: changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2021 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	June 30, 2021	March 31, 2021	December 31, 2020
Assets
Cash on hand and in banks	$94,179	$93,306	$91,918
Interest earning deposits	1,170,754	841,010	651,404
Cash and cash equivalents	1,264,933	934,316	743,322
Investment securities available for sale, at fair value, net (amortized cost of $1,029,001, $876,357 and $770,195, respectively)	1,049,524	893,558	802,163
Loans held for sale	2,739	6,801	4,932
Loans receivable	4,207,530	4,595,869	4,468,647
Allowance for credit losses on loans	(51,562)	(64,225)	(70,185)
Loans receivable, net	4,155,968	4,531,644	4,398,462
Other real estate owned	—	—	—
Premises and equipment, net	82,835	84,533	85,452
Federal Home Loan Bank ("FHLB") stock, at cost	7,933	7,933	6,661
Bank owned life insurance	108,988	108,341	107,580
Accrued interest receivable	17,113	19,447	19,418
Prepaid expenses and other assets	163,206	188,589	193,301
Other intangible assets, net	11,494	12,291	13,088
Goodwill	240,939	240,939	240,939
Total assets	$7,105,672	$7,028,392	$6,615,318

Liabilities and Stockholders' Equity
Deposits	$6,061,706	$6,019,698	$5,597,990
Junior subordinated debentures	21,034	20,960	20,887
Securities sold under agreement to repurchase	46,429	36,503	35,683
Accrued expenses and other liabilities	120,519	124,080	140,319
Total liabilities	6,249,688	6,201,241	5,794,879

Common stock	572,060	571,204	571,021
Retained earnings	267,863	242,486	224,400
Accumulated other comprehensive income, net	16,061	13,461	25,018
Total stockholders' equity	855,984	827,151	820,439
Total liabilities and stockholders' equity	$7,105,672	$7,028,392	$6,615,318

Shares outstanding	36,006,560	35,981,317	35,912,243

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Interest income
Interest and fees on loans	$50,750	$49,524	$48,404	$100,274	$94,681
Taxable interest on investment securities	4,050	3,534	4,570	7,584	10,203
Nontaxable interest on investment securities	947	958	977	1,905	1,733
Interest on interest earning deposits	263	175	43	438	463
Total interest income	56,010	54,191	53,994	110,201	107,080
Interest expense
Deposits	1,524	1,728	3,417	3,252	7,633
Junior subordinated debentures	186	187	218	373	503
Other borrowings	35	38	46	73	80
Total interest expense	1,745	1,953	3,681	3,698	8,216
Net interest income	54,265	52,238	50,313	106,503	98,864
(Reversal of) provision for credit losses	(13,987)	(7,199)	28,563	(21,186)	36,509
Net interest income after (reversal of) provision for credit losses	68,252	59,437	21,750	127,689	62,355
Noninterest income
Service charges and other fees	4,422	4,000	3,600	8,422	7,976
Gain on sale of investment securities, net	—	29	409	29	1,423
Gain on sale of loans, net	1,003	1,370	1,135	2,373	1,682
Interest rate swap fees	209	152	769	361	1,065
Bank owned life insurance income	717	656	645	1,373	1,530
Other income	1,946	2,044	1,690	3,990	4,058
Total noninterest income	8,297	8,251	8,248	16,548	17,734
Noninterest expense
Compensation and employee benefits	22,088	22,461	21,927	44,549	44,433
Occupancy and equipment	4,091	4,454	4,335	8,545	8,899
Data processing	3,998	3,812	3,517	7,810	7,044
Marketing	892	669	696	1,561	1,562
Professional services	1,102	1,331	2,169	2,433	3,546
State/municipal business and use taxes	991	972	905	1,963	1,662
Federal deposit insurance premium	339	589	238	928	238
Other real estate owned, net	—	—	(170)	—	(145)
Amortization of intangible assets	797	797	903	1,594	1,806
Other expense	2,098	2,157	2,553	4,255	5,288
Total noninterest expense	36,396	37,242	37,073	73,638	74,333
Income (loss) before income taxes	40,153	30,446	(7,075)	70,599	5,756
Income tax expense (benefit)	7,451	5,102	(936)	12,553	(296)
Net income (loss)	$32,702	$25,344	$(6,139)	$58,046	$6,052

Basic earnings (losses) per share	$0.91	$0.70	$(0.17)	$1.61	$0.17
Diluted earnings (losses) per share	$0.90	$0.70	$(0.17)	$1.60	$0.17
Dividends declared per share	$0.20	$0.20	$0.20	$0.40	$0.40

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

Nonperforming Assets and Credit Quality Metrics:

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Allowance for Credit Losses on Loans:
Balance, beginning of period	$64,225	$70,185	$47,540	$70,185	$36,171
Impact of CECL adoption	—	—	—	—	1,822
Adjusted balance, beginning of period	64,225	70,185	47,540	70,185	37,993
(Reversal of) provision for credit losses on loans	(12,821)	(6,135)	25,941	(18,956)	35,905
Charge-offs:
Commercial business	(13)	(1)	(1,824)	(14)	(3,046)
Real estate construction and land development	—	(1)	—	(1)	—
Consumer	(120)	(185)	(431)	(305)	(806)
Total charge-offs	(133)	(187)	(2,255)	(320)	(3,852)
Recoveries:
Commercial business	143	207	71	350	1,140
Residential real estate	—	—	—	—	3
Real estate construction and land development	4	16	7	20	21
Consumer	144	139	197	283	291
Total recoveries	291	362	275	653	1,455
Net recoveries (charge-offs)	158	175	(1,980)	333	(2,397)
Balance, end of period	$51,562	$64,225	$71,501	$51,562	$71,501
Net recoveries (charge-offs) on loans to average loans, annualized	0.01%	0.02%	(0.18)%	0.02%	(0.12)%

	June 30, 2021	March 31, 2021	December 31, 2020
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$34,209	$51,755	$56,786
Residential real estate	60	66	184
Real estate construction and land development	1,014	1,021	1,022
Consumer	58	26	100
Total nonaccrual loans	35,341	52,868	58,092
Other real estate owned	—	—	—
Nonperforming assets	$35,341	$52,868	$58,092

Restructured performing loans	$55,391	$55,691	$52,872
Accruing loans past due 90 days or more	286	—	—
Potential problem loans (1)	148,823	163,813	182,342
ACL on loans to:
Loans receivable	1.23%	1.40%	1.57%
Loans receivable, excluding SBA PPP loans (2)	1.41%	1.73%	1.87%
Nonaccrual loans	145.90%	121.48%	120.82%
Nonperforming loans to loans receivable	0.84%	1.15%	1.30%
Nonperforming assets to total assets	0.50%	0.75%	0.88%

(1)Potential problem loans are loans classified as Special Mention or worse that are not classified as a troubled debt restructuring or nonaccrual loan and are not individually evaluated for credit loss, but which management is closely monitoring because the financial information of the borrower causes concern as to their ability to meet their loan repayment terms.
(2) See Non-GAAP Financial Measures section herein.

Average Balances, Yields, and Rates Paid:

	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$4,402,868	$50,750	4.62%	$4,490,499	$49,524	4.47%	$4,442,108	$48,404	4.38%
Taxable securities	799,023	4,050	2.03	674,268	3,534	2.13	764,691	4,570	2.40
Nontaxable securities (3)	160,489	947	2.37	163,914	958	2.37	160,296	977	2.45
Interest earning deposits	964,791	263	0.11	713,885	175	0.10	185,399	43	0.09
Total interest earning assets	6,327,171	56,010	3.55%	6,042,566	54,191	3.64%	5,552,494	53,994	3.91%
Noninterest earning assets	752,034			757,059			757,530
Total assets	$7,079,205			$6,799,625			6,310,024
Interest Bearing Liabilities:
Certificates of deposit	$381,417	$481	0.51%	$393,268	$559	0.58%	$513,539	$1,810	1.42%
Savings accounts	591,616	89	0.06	560,094	95	0.07	476,312	115	0.10
Interest bearing demand and money market accounts	2,836,717	954	0.13	2,732,134	1,074	0.16	2,440,691	1,492	0.25
Total interest bearing deposits	3,809,750	1,524	0.16	3,685,496	1,728	0.19	3,430,542	3,417	0.40
Junior subordinated debentures	20,986	186	3.55	20,913	187	3.63	20,693	218	4.24
Securities sold under agreement to repurchase	43,259	35	0.32	40,074	38	0.38	23,702	39	0.66
FHLB advances and other borrowings	—	—	—	—	—	—	4,909	7	0.57
Total interest bearing liabilities	3,873,995	1,745	0.18%	3,746,483	1,953	0.21%	3,479,846	3,681	0.43%
Noninterest demand deposits	2,246,929			2,091,359			1,883,227
Other noninterest bearing liabilities	122,520			134,762			139,412
Stockholders’ equity	835,761			827,021			807,539
Total liabilities and stockholders’ equity	$7,079,205			$6,799,625			$6,310,024
Net interest income		$54,265			$52,238			$50,313
Net interest spread			3.37%			3.43%			3.48%
Net interest margin			3.44%			3.51%			3.64%
Average interest earning assets to average interest bearing liabilities			163.32%			161.29%			159.56%
(1)Annualized.
(2)The average loan balances presented in the table are net of the ACL on loans and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.
(3)Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$4,446,442	$100,274	4.55%	$4,095,340	$94,681	4.65%
Taxable securities	736,990	7,584	2.08	790,189	10,203	2.60
Nontaxable securities (3)	162,192	1,905	2.37	141,224	1,733	2.47
Interest earning deposits	840,030	438	0.11	155,379	463	0.60
Total interest earning assets	6,185,654	110,201	3.59%	5,182,132	107,080	4.16%
Noninterest earning assets	754,533			752,986
Total assets	$6,940,187			$5,935,118
Interest Bearing Liabilities:
Certificates of deposit	$387,310	$1,040	0.54%	$520,774	$3,822	1.48%
Savings accounts	575,942	184	0.06	455,386	303	0.13
Interest bearing demand and money market accounts	2,784,714	2,028	0.15	2,321,305	3,508	0.30
Total interest bearing deposits	3,747,966	3,252	0.17	3,297,465	7,633	0.47
Junior subordinated debentures	20,950	373	3.59	20,657	503	4.90
Securities sold under agreement to repurchase	41,676	73	0.35	21,474	72	0.67
FHLB advances and other borrowings	—	—	—	2,949	8	0.55
Total interest bearing liabilities	3,810,592	3,698	0.20%	3,342,545	8,216	0.49%
Noninterest demand deposits	2,169,574			1,651,737
Other noninterest bearing liabilities	128,606			134,031
Stockholders’ equity	831,415			806,805
Total liabilities and stockholders’ equity	$6,940,187			$5,935,118
Net interest income		$106,503			$98,864
Net interest spread			3.39%			3.67%
Net interest margin			3.47%			3.84%
Average interest earning assets to average interest bearing liabilities			162.33%			155.04%
(1)Annualized.
(2)The average loan balances presented in the table are net of the ACL on loans and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.
(3)Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Earnings:
Net interest income	$54,265	$52,238	$52,455	$49,678	$50,313
(Reversal of) provision for credit losses	(13,987)	(7,199)	(3,133)	2,730	28,563
Noninterest income	8,297	8,251	11,285	8,210	8,248
Noninterest expense	36,396	37,242	38,562	36,045	37,073
Net income (loss)	32,702	25,344	23,882	16,363	(6,139)
Pre-tax, pre-provision net income (3)	26,166	23,247	25,178	21,843	21,488
Basic earnings (losses) per share	$0.91	$0.70	$0.66	$0.46	$(0.17)
Diluted earnings (losses) per share	$0.90	$0.70	$0.66	$0.46	$(0.17)
Average Balances:
Loans receivable, net (1)	$4,402,868	$4,490,499	$4,540,962	$4,605,389	$4,442,108
Investment securities	959,512	838,182	813,312	860,198	924,987
Total interest earning assets	6,327,171	6,042,566	5,913,765	5,855,240	5,552,494
Total assets	7,079,205	6,799,625	6,675,477	6,620,980	6,310,024
Total interest bearing deposits	3,809,750	3,685,496	3,634,018	3,620,503	3,430,542
Total noninterest demand deposits	2,246,929	2,091,359	2,034,425	1,998,772	1,883,227
Stockholders' equity	835,761	827,021	808,999	799,738	807,539
Financial Ratios:
Return on average assets (2)	1.85%	1.51%	1.42%	1.00%	(0.39)%
Pre-tax, pre-provision return on average assets (2)(3)	1.48	1.39	1.50	1.31	1.37
Return on average common equity (2)	15.69	12.43	11.74	8.28	(3.06)
Return on average tangible common equity (2) (3)	22.94	18.37	17.62	12.66	(3.96)
Efficiency ratio	58.18	61.57	60.50	62.27	63.31
Noninterest expense to average total assets (2)	2.06	2.22	2.30	2.17	2.36
Net interest margin (2)	3.44	3.51	3.53	3.38	3.64
Net interest spread (2)	3.37	3.43	3.44	3.26	3.48
(1) The average loan balances are net of the ACL on loans and include loans held for sale.
(2) Annualized.
(3) See Non-GAAP Financial Measures section herein.

	As of Period End or for the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Select Balance Sheet:
Total assets	$7,105,672	$7,028,392	$6,615,318	$6,685,889	$6,562,359
Loans receivable, net	4,155,968	4,531,644	4,398,462	4,593,390	4,594,832
Investment securities	1,049,524	893,558	802,163	834,492	879,927
Deposits	6,061,706	6,019,698	5,597,990	5,689,048	5,567,733
Noninterest demand deposits	2,256,341	2,205,562	1,980,531	1,989,247	1,999,754
Stockholders' equity	855,984	827,151	820,439	803,129	793,652
Financial Measures:
Book value per share	$23.77	$22.99	$22.85	$22.36	$22.10
Tangible book value per share (1)	16.76	15.95	15.77	15.27	14.98
Stockholders' equity to total assets	12.0%	11.8%	12.4%	12.0%	12.1%
Tangible common equity to tangible assets (1)	8.8	8.5	8.9	8.5	8.5
Loans to deposits ratio	69.4	76.3	79.8	82.0	83.8
Regulatory Capital Ratios:
Common equity Tier 1 capital to risk-weighted assets(2)	13.6%	12.8%	12.3%	11.7%	11.4%
Tier 1 leverage capital to average assets(2)	9.1%	9.1%	9.0%	8.8%	9.1%
Tier 1 capital to risk-weighted assets(2)	14.0%	13.2%	12.8%	12.2%	11.8%
Total capital to risk-weighted assets(2)	15.1%	14.5%	14.0%	13.4%	13.1%
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.23%	1.40%	1.57%	1.57%	1.53%
Loans receivable, excluding SBA PPP loans (1)	1.41	1.73	1.87	1.93	1.88
Nonperforming loans	145.90	121.48	120.82	139.42	212.62
Nonperforming loans to loans receivable	0.84	1.15	1.30	1.13	0.72
Nonperforming assets to total assets	0.50	0.75	0.88	0.79	0.51
Net recoveries (charge-offs) on loans to average loans receivable	0.01	0.02	(0.03)	(0.04)	(0.18)
Criticized Loans by Credit Quality Rating:
Special Mention	$100,317	$108,975	$132,036	$104,781	$60,498
Substandard	135,374	160,461	158,515	123,570	90,552
Other Metrics:
Number of banking offices	53	53	61	62	62
Average number of full-time equivalent employees	822	840	848	857	877
Deposits per branch	$114,372	$113,579	$91,770	$91,759	$89,802
Average assets per full-time equivalent employee	8,607	8,098	7,873	7,727	7,195
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEAUSRES (Unaudited)
(Dollar amounts in thousands, except per share amounts)

This earnings release contains certain financial measures not presented in accordance with Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Tangible common equity to tangible assets and tangible book value per share:
Total stockholders' equity (GAAP)	$855,984	$827,151	$820,439	$803,129	$793,652
Exclude intangible assets	(252,433)	(253,230)	(254,027)	(254,886)	(255,746)
Tangible common equity (non-GAAP)	$603,551	$573,921	$566,412	$548,243	$537,906

Total assets (GAAP)	$7,105,672	$7,028,392	$6,615,318	$6,685,889	$6,562,359
Exclude intangible assets	(252,433)	(253,230)	(254,027)	(254,886)	(255,746)
Tangible assets (non-GAAP)	$6,853,239	$6,775,162	$6,361,291	$6,431,003	$6,306,613

Stockholders' equity to total assets (GAAP)	12.0%	11.8%	12.4%	12.0%	12.1%
Tangible common equity to tangible assets (non-GAAP)	8.8%	8.5%	8.9%	8.5%	8.5%

Shares outstanding	36,006,560	35,981,317	35,912,243	35,910,300	35,908,908

Book value per share (GAAP)	$23.77	$22.99	$22.85	$22.36	$22.10
Tangible book value per share (non-GAAP)	$16.76	$15.95	$15.77	$15.27	$14.98

The Company considers presenting the ratio of ACL on loans to loans receivable, excluding SBA PPP loans, to be a useful measurement in evaluating the adequacy of the Company's ACL on loans as the balance of SBA PPP loans is significant to the loan portfolio, however, since SBA PPP loans are guaranteed by the SBA, the Company has not provided an ACL on loans for these loans.

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
ACL on loans to loans receivable, excluding SBA PPP loans:
Allowance for credit losses on loans	$51,562	$64,225	$70,185	$73,340	$71,501

Loans receivable (GAAP)	$4,207,530	$4,595,869	$4,468,647	$4,666,730	$4,666,333
Exclude SBA PPP loans	(544,250)	(886,761)	(715,121)	(867,782)	(856,490)
Loans receivable, excluding SBA PPP loans (non-GAAP)	$3,663,280	$3,709,108	$3,753,526	$3,798,948	$3,809,843

ACL on loans to loans receivable (GAAP)	1.23%	1.40%	1.57%	1.57%	1.53%
ACL on loans to loans receivable, excluding SBA PPP loans (non-GAAP)	1.41%	1.73%	1.87%	1.93%	1.88%

The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated.

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Return on average tangible common equity, annualized:
Net income (GAAP)	$32,702	$25,344	$23,882	$16,636	$(6,139)
Add amortization of intangible assets	797	797	859	860	903
Exclude tax effect of adjustment	(167)	(167)	(180)	(181)	(190)
Tangible net income (non-GAAP)	$33,332	$25,974	$24,561	$17,315	$(5,426)

Average stockholders' equity (GAAP)	$835,761	$827,021	$808,999	$799,738	$807,539
Exclude average intangible assets	(252,956)	(253,747)	(254,587)	(255,453)	(256,338)
Average tangible common stockholders' equity (non-GAAP)	$582,805	$573,274	$554,412	$544,285	$551,201

Return on average common equity, annualized (GAAP)	15.69%	12.43%	11.74%	8.28%	(3.06)%
Return on average tangible common equity, annualized (non-GAAP)	22.94%	18.37%	17.62%	12.66%	(3.96)%

The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets, are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions. The Company also believes that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on credit loss provisions of various institutions has varied based on the geography of the communities served by a particular institution and the decision to adopt or defer CECL methodology required by ASU 2016-13.

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Pre-tax, pre-provision income and pre-tax, pre-provision return on average equity, annualized:
Net income (loss) (GAAP)	$32,702	$25,344	$23,882	$16,636	$(6,139)
Add income tax expense	7,451	5,102	4,429	2,477	(936)
Add (reversal of) provision for credit losses	(13,987)	(7,199)	(3,133)	2,730	28,563
Pre-tax, pre-provision income (non-GAAP)	$26,166	$23,247	$25,178	$21,843	$21,488

Average total assets (GAAP)	$7,079,205	$6,799,625	$6,675,477	$6,620,980	$6,310,024

Return on average assets, annualized (GAAP)	1.85%	1.51%	1.42%	1.00%	(0.39)%
Pre-tax, pre-provision return on average assets (non-GAAP)	1.48%	1.39%	1.50%	1.31%	1.37%

The Company believes presenting loan yield excluding the effect of discount accretion on purchased loans is useful in assessing the impact of acquisition accounting on loan yield as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off its balance sheet. Similarly, presenting loan yield excluding the effect of SBA PPP loans is useful in assessing the impact of these special program loans that are anticipated to substantially decrease upon forgiveness by the SBA within a short time frame.

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, annualized:
Interest and fees on loans (GAAP)	$50,750	$49,524	$48,404
Exclude SBA PPP loans interest and fees	(10,003)	(9,136)	(4,923)
Exclude incremental accretion on purchased loans	(495)	(1,075)	(696)
Adjusted interest and fees on loans (non-GAAP)	$40,252	$39,313	$42,785

Average loans receivable, net (GAAP)	$4,402,868	$4,490,499	$4,442,108
Exclude average SBA PPP loans	(777,156)	(832,148)	(667,390)
Adjusted average loans receivable, net (non-GAAP)	$3,625,712	$3,658,351	$3,774,718

Loan yield, annualized (GAAP)	4.62%	4.47%	4.38%
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, annualized (non-GAAP)	4.45%	4.36%	4.56%